Exhibit 10.8
FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of June 29, 2005 (“Effective Date”), by and between CNL RETIREMENT DSL1 ALABAMA, LP, a Delaware limited partnership (“Landlord”) and ALABAMA SOMERBY, LLC, a Delaware limited liability company (“Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord, as landlord, and Tenant, as tenant, entered in to that certain Lease Agreement dated August 25, 2003 (the “Lease”), whereby Landlord leased to Tenant certain real property and improvements commonly known as “University Park” and located in Jefferson County, Alabama, as more particularly described in Exhibit “A” of the Lease (the “Property”); and

WHEREAS, Landlord, Tenant and certain of their affiliates also entered into an Earn Out Agreement dated as of August 25, 2003 (the “Earn Out Agreement”); and

WHEREAS, the Earn Out Agreement entitles Daniel Senior Living, L.L.C. (“Daniel”) and American Retirement Corporation (“ARC” and, together with Daniel, the “Beneficiaries”) to receive additional funds from Landlord upon the meeting of certain conditions, which have been met; and

WHEREAS, simultaneously with the execution hereof, Landlord is making a payment to the Beneficiaries as required under the Earn Out Agreement; and

WHEREAS, pursuant to paragraph 4(b) of the Earn Out Agreement, upon such payment to the Beneficiaries, Landlord and Tenant are to amend the Lease to provide for an additional rental payment reimbursing Landlord for amounts advanced under the Earn Out Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.  Recitals. The above recitals are true and correct and their terms and provisions are incorporated herein for all purposes.

2.  The following definitions are hereby added to the Lease:

“First Earn Out Payment Rent” shall mean an amount equal to Two Hundred Sixty-Two Thousand One Hundred Eighty-Nine and 08/100 Dollars ($262,198.08) per year, payable in monthly installments pursuant to Section 3.13.

3.  Landlord’s Adjusted Investment Amount. For purposes of determining the amount of Landlord’s Adjusted Investment Amount, as defined in the Lease, Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) of the amount funded as of the Effective Date pursuant to the Earn Out Agreement is hereby allocated to the Property.

4.  The following provision shall be added to the Lease as Section 3.13:

First Earn Out Rent After First Earn Out Payment. Upon the funding of the First Earn Out Payment (as defined in the Earn Out Agreement) and continuing through the end of the ninth Accounting Year of the Initial Term (but not thereafter), First Earn Out Payment Rent shall be due at the same time and under the same terms as Minimum Rent is due under the Lease (except as otherwise expressly provided herein).

5.  The following provision shall be added to the Lease as Section 3.14:

Escalation of First Earn Out Payment Rent. Commencing on the first day of the Fourth Accounting Year and on the first day of each Accounting Year thereafter (through and including the first day of the ninth Accounting Year, but not thereafter), First Earn Out Payment Rent shall escalate at a rate of two and one half percent (2.5%) per annum.

6.  The following provision shall be added to the Lease as Section 3.15:

Imputed Interest. In the event that any payments of First Earn Out Payment Rent hereunder include or are deemed to include any unstated or imputed interest, the rate for determining the amount of such payments that will constitute such unstated or imputed interest will be the "short-term federal rate" (as such term is defined in Section 1274(d) of the Code and the regulations, rulings and pronouncements promulgated thereunder) as of the date hereof which the parties hereto acknowledge is (1.21%), and the parties hereto shall prepare and file all tax returns to be filed with any taxing authority in a manner consistent with the foregoing and shall take no position inconsistent therewith in any tax return, in any discussion with or proceeding before any taxing authority, or otherwise.

7.  Second CMC Mortgage Loan. The definition of “Mortgage” set forth in Section 19.4 of the Lease shall be deemed to refer to both the first mortgage loan advanced as of the date of the Lease and the second mortgage loan being used to fund the payment being made pursuant to the Earn Out Agreement as of the Effective Date and all of the provisions of Section 19.4 applying to the first mortgage shall also apply to the second mortgage.

8.  Property Expenses. The following paragraph is hereby added at the end of Exhibit “H”:

Notwithstanding anything contained in the foregoing, in no event shall costs and expenses relating to the hiring or termination of any corporate-level personnel of the Tenant or Manager who are not direct employees of the Facility, including but not limited to the executive director of the Facility, be paid as a Property Expense payable from Total Facility Revenue, but rather shall be a cost borne by Tenant or Manager independently.

9.  Assignment of Daniel interests in Tenant to ARC. Landlord consents to the assignment by Daniel to ARC of all of its membership interests in and to the Tenant.

10.  Full Force and Effect. Except as herein provided, all other terms, conditions and provisions of the Lease shall remain in full force and effect and cannot be modified unless said modification is reduced to writing and signed by all parties.

11.  Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as may be permitted under the Lease.

12.  Counterparts. This Amendment may be executed in one or more counterparts, any one of which need not contain the signature of more than one party and all of which taken together shall constitute one and the same agreement.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date above first written.

LANDLORD:

CNL RETIREMENT DSL1 ALABAMA, LP,
a Delaware limited partnership

By: CNL Retirement DSL1 GP, LLC, a
Delaware limited liability company,
its sole general partner

By: ____________________________
Name: __________________________
Title: ___________________________

TENANT:

ALABAMA SOMERBY, LLC, a Delaware limited liability company

By: ARC Somerby Holdings, Inc., a Tennessee corporation, Managing Member

By: ____________________________
Name: __________________________
Title: ___________________________